EXHIBIT "B'
                                 PROMISSORY NOTE


$ 1,000,000.00                 Addison, IL                    Date: May 29, 2003

FOR VALUE RECEIVED, the undersigned Martin H. Wozniak, as maker(s) (hereinafter referred to as the "Maker"), promises to pay to the order of SUBURBAN CAPITAL CORP., as payee (hereinafter called "Payee", which term shall also refer to any subsequent owner or holder of this Note), the principal sum of ONE MILLION AND 00/100 ($1,000,000.00) DOLLARS, said principal being payable in lawful money of the United States of America at the offices of Maker or shares of stock (to be liquidated the proceeds of which to be received on or before the due date).

           Principal of this Note shall b due and payable as follows: Principal shall be due and payable three hundred sixty five (365) days from the date hereof.

Payment shall be made on or before the 12:00 p.m. (noon) Central Standard Time on the date due in either Certified Funds that clear the bank account of Payee or by wire transfer received by the bank designated by Payee or through proceeds of the sale of stock to be liquidated with such proceeds of sale to be applied to the debt.. Any other mode of payment shall be unacceptable. If, for any reason a certified check or wire transfer is not honored, any tender of such payment will be deemed void and Payee will have available to it all remedies contained in this Promissory Note. A money order shall not constitute certified funds. Only a check certified by a financial institution shall constitute certified funds.

           Maker may prepay this Note in whole or in part at any time without being required to pay any penalty or premium for such privilege. All payments hereunder, whether designated as payments of principal or interest, shall be applied first to unpaid and accrued interest, then to the discharge of any expenses or damages for which the holder of this Note may be entitled to receive reimbursement under the terms of this Note, and last to unpaid principal. In the application of any prepayment of principal as any written agreement between Maker and Payee, each such prepayment shall be applied to installments of principal in the inverse order of maturity. All past due sums, including principal and interest of this Note, whether due as the result of acceleration of maturity or otherwise, shall bear interest at a term rate equal to eighteen percent (18%) from the date the payment thereof shall have become due until the same have been discharged by payment.

           If any installment or payment of principal or interest of this Note is not paid when due; or if both of Maker or any drawer, acceptor, endorser, guarantor, surety accommodation party or other person now or hereafter primarily or secondarily liable upon or for payment of this Note (each hereinafter called an "other liable party") become insolvent (however such insolvency may be evidenced); or if Maker or any other liable party shall file a voluntary petition in bankruptcy or for relief under provision of any federal bankruptcy law or similar law of any other jurisdiction; or if any involuntary petition



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under any federal bankruptcy law or similar law of any other jurisdiction shall be filed against Maker or any other liable party and such involuntary petition is not dismissed within ninety (90) days thereafter; or if Maker or any other liable party shall adjudicated a bankrupt or insolvent; or if Maker of any other liable party shall file any petition or answer seeking for itself any arrangement, composition, winding up, liquidation, readjustment, reorganization or dissolution under any federal bankruptcy law or any applicable present or future law, statue or regulation of the United States, any state thereof or any other jurisdiction, or shall file any answer admitting the material allegations of a petition or complaint filed against Maker or any other liable party in any such proceeding; or if Maker or any other liable party shall make an assignment of judgment shall be restored to or commenced against Maker or any liable party, or with respect to any property of any of them; or if governmental authority, or any court at the instance thereof, shall take possession of any substantial part of the property of or assume control over the affairs or operations of Maker or any other liable party, or a receiver, trustee or any other judicial officer shall be appointed for or possession of all or any substantial part of the property of, or writ or order of attachment or garnishment shall be issued or made against, any of the property of Maker or any other liable party, or if Maker or any other liable party shall seek, consent to or acquiesce in any of the foregoing; or if any Indebtedness for which Maker or other liable party is primarily or secondarily liable shall not be paid when due or shall permit the holder of any such indebtedness to declare it due and payable upon the lapse of time, giving of notice or otherwise; or if Maker or any liable party (if other than a natural person) shall be dissolved, wound up, liquidated or otherwise terminated, or be a party to any merger, corporate reorganization or consolidation without the written consent of Payee; or if Maker or any other liable party shall sell substantially all of any integral portion of its assets without the written consent of Payee; or if Maker or any other liable party fails to furnish financial information requested by Payee; or if Maker or any other liable party furnishes or has furnished any financial or other information or statements which are misleading in any respect; or if a default occurs under or if Maker or any other liable party violates any covenant, agreement or condition contained in any instrument now or hereafter executed in connection with or as security for this Note; thereupon, at the option of Payee, this Note and any and all other indebtedness of Maker to Payee shall become and be due and payable forthwith.

           Make and each other liable party shall be directly and primarily, jointly and severally, liable to any legal holder of this Note for the payment of all sums called for hereunder. Maker and each other liable party agree:

(1) That Payee or other legal holder of this Note may, at any time, and from time to time, on request of or by agreement with Maker or any other liable party, with or without notice to or the consent of Maker or any other liable party, extend the maturity of, renew, extend for any period or rearrange all or any part hereof;
(2) That it will be necessary for the Payee or any holder hereof, in order to enforce payment of this Note, to first institute or exhaust its remedies against Maker or any other liable party or to enforce its rights against any security of this Note; and


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           If in the event of default hereunder or under any other instrument now or hereafter executed in connection with or as security for this Note, this
Note is placed in the proceedings or through probate, (whether or not suit is filed), or if this Note is collected by suit or legal proceedings. Maker and each other liable party agrees to pay the reasonable attorneys fees of Payee and the expense of collection in connection therewith, but in no event to exceed the maximum amount permitted by applicable law.

           It is the intention of the parties hereto to strictly comply with and conform to all applicable law, including usury laws. Accordingly, notwithstanding any provision of this Note, or any security instrument or other document, instrument or agreement evidencing, accruing or entered into in connection with this Note or the loan transaction evidenced hereby, it is expressly agreed as follows:


               (1) In no event shall Maker or any other liable party be required to pay interest in excess of the maximum non-usurious contract rate of interest (determined from time to time if the applicable maximum rate is a floating rate) that Payee may charge Maker under applicable law in regard to which Maker would be prevented successfully from raising the claim or defense of usury (hereinafter called "Maximum Rate"), nor under any circumstances shall the aggregate of all consideration which constitutes interest under applicable law and taken, reserved, charged, received, contracted for, chargeable or receivable under this Note, or any security instrument or other document, instrument or agreement evidencing hereby exceed the maximum amount of interest allowed by applicable law, and any excess interest shall be deemed a mistake and canceled automatically or, if theretofore paid, shall, at the option of the holder of this Note, either be refunded to Maker or credited on this Note, or any other obligation of Maker or any other liable party to the holder hereof; and
               (2) In the event the maturity of this Note is accelerated for any reason before the due date hereof, or in the event of any prepayment hereof, then such consideration that constitutes interest under applicable law may never include or exceed more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment, and if theretofore paid, shall, at the option of the holder of this Note, either be refunded to Maker or credited on this Note or any other obligation of Maker or any other liable party to the holder hereto.



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           In determination whether or not interest paid or payable exceeds the
Maximum Rate, Maker and Payee shall, to the extent permitted by applicable law,
(a) characterize any non-principal payment as an expense fee, or premium rather than as interest, (b) exclude voluntary prepayments and effects thereof, and (c) authorize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the indebtedness evidenced by this Note so that interest for the entire term does not exceed the Maximum Rate.

           The laws of the State of Illinois shall apply to this Note and the loan transaction contemplated hereby, this agreement shall be deemed to have been executed in the state of Illinois County of DuPage, and Maker expressly consents to the jurisdiction of any Court located within the State of Illinois in any action pertaining to this Note.

           Any check, draft, money order or other instrument given in payment of any portion of this Note may be accepted by the holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instrument are unconditionally received by the holder and applied to this indebtedness in the manner provided elsewhere herein.


                                       MAKER(S):
                                       By:  /s/ MARTIN WOZNIAK
                                            ------------------
                                            Marty H. Wozniak


                                       PAYEE:
                                       SUBURBAN CAPITAL CORP.
                                       2121 W. Army Trail Rd.
                                       Suite 105
                                       Addison, IL 60101

                                       By:   /s/ FRANK J. CUSTABLE JR.
                                             -------------------------
                                             Frank J. Custable, Jr., Pres.



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